Exhibit 99(a)(1)(D)

Option Cancellation and Grant Program

- What is the program?
- How does the program work?
- Why would you want to participate?
- What are some possible risks?
- Summary

What is the program?

- Opportunity to have your existing stock options replaced with new options
- Voluntary participation
- All employees as of November 18, 2002 and continually employed through the new grant date are eligible
- Expected grant date is between June 20, 2003 and July 21, 2003
- Strike price will be set on the new grant date

How does the program work?

- The program has been set up to comply with SEC and accounting rules
- Timeline of key dates
- Decision tree

Timeline



20 + 1 business days
6 months + 1 day
6 months + 1 day
5/17/02
11/18/02
12/19/02
5 PM EST
6/20/03 –
7/21/03
4
MAY Cancel
Whole Grants
3
MUST
Cancel
All Options
in this
Period
1
Start of
Enrollment-
Rescission
Period
2
End of
Enrollment-
Rescission Period
No options issued
during this
period.
5
Grant Date

Decision Tree



1. ELIGIBLE EMPLOYEE?
NO
Employed after 11/18/02
YES
Employed before 11/18/02
2. PARTICIPATE?
NO
No Paperwork Turned In
YES
Application Turned In
3. OPTIONS GRANTED LAST 6 MONTHS?
NO
May Cancel Whole Grants Dated Before 5/17/02
YES
4. CANCEL ALL OPTIONS GRANTED WITHIN LAST 6 MONTHS?
NO
Cannot Participate
YES
May Cancel Whole Grants Dated Before 5/17/02

Why would you want to participate?

- Opportunity to have your existing stock options replaced with new options
- You have options that are currently underwater (the strike price exceeds the market price)
- You expect the stock price between June 20, 2003 and July 21, 2003 to be less than your current strike price
- You will be granted a new option in June or July that will be vested to the same extent as your current option would be vested if you had not cancelled it
- You have until 5:00 p.m. Eastern Time on December 19, 2002 to decide

Example One


1/22/02
1000 Options
at $1.24 each
11/01/02
100 Options
at $0.22
each
5/17/02
11/18/02
12/19/02
6/20/03 –
7/21/03
MAY Cancel
Whole Grants
MUST Cancel
All Options
in this Period
Enrollment
Deadline
*No options
will be issued
during his
period*
Grant Date

What are some possible risks?

- The stock price between June 20, 2003 and July 21, 2003 will be more than your current strike price
- You are making a subjective determination about Internap's future stock price
- You are not continuously employed by Internap from now until the new grant. Your employment is at will.
- Internap may be acquired but the surviving company will be bound to grant the May options. Your employment is at will.
- You should review the Risk Factors set forth in Internap's SEC filings
- Internap's common stock may be de-listed.
- Internap may implement a reverse stock split.

Summary

- Review the Program materials
- Consider the benefits and risks of participation
- Contact your personal financial, tax and/or legal advisor for personal advice
- Voluntary participation by December 19, 2002; you may rescind your participation up to that date
- Contact Human Resources about the Program